UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

Midwest Holding Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-10685	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. Employment Agreements with Michael Minnich and A. Michael Salem

On November 16, 2020 (the “Effective Date”), Midwest Holding Inc. (the “Company”, “we” or “us”) entered into employment agreements with Michael Minnich and A. Michael Salem (each an “Employment Agreement”), pursuant to which Messrs. Minnich and Salem continue their employment with us as our Co-Chief Executive Officers. Each Employment Agreement contains identical terms. Each of Messrs. Minnich and Salem are deemed to be the “Executive” referred to in this report.

The following is a summary of the material features of the Employment Agreements. This summary is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are filed as exhibits to this Report on Form 8-K. Capitalized terms used but not defined in this Report shall have the meanings given to them in the Employment Agreements.

The initial term of each Employment Agreement is three years but it contains an “evergreen” feature whereby it is automatically extended on an annual basis for a one year renewal term unless written notice of nonrenewal is given by either party. If a notice of nonrenewal is given, the term of employment then ends at the end of the initial term or renewal term, as the case may be, unless terminated earlier as described below. The Employment Agreements provide for the Executive to receive a base salary, potential cash bonus, equity compensation, and certain other benefits, which are summarized below.

Base Salary.  The Executive’s initial annual base salary is $300,000 (“Base Salary”).  However, the Base Salary may be renegotiated each year by the parties, although the Company retains sole and absolute discretion to maintain or modify the Base Salary. The Base Salary is payable for up to six months in case of illness or temporary disability of the Executive.

Bonus.  The Executive will be eligible for an annual target bonus of 75% of the current Base Salary (“Target Bonus”). Notwithstanding, the actual annual bonus may range from 0% to 150% of the Base Salary and will be determined based upon achievement of performance goals set by our Compensation Committee (the “Committee”). For the 2020 performance year, the Executive will be paid a minimum bonus of $250,000. The Committee, in its discretion, may pay a pro-rata Target Bonus if the Executive is not employed at the end of a calendar year, except that if his employment ceases due to death or disability, a pro-rata target bonus must be paid.

Equity Compensation.  Executive was conditionally granted a stock option for 81,569 shares of our voting common stock with an exercise price of $41.25 per share pursuant to our 2020 Long-Term Incentive Plan (the “2020 Plan”) which is described below. The option vests in five equal installments 60 days after each anniversary of the Effective Date; provided, however, in the event a qualifying public or private offering does not occur for whatever reason on or before May 16, 2021, Executive’s stock options shall be deemed amended to purchase the number of shares of voting common stock equal to 2% of the Company’s outstanding voting common stock on such date. The term of the stock option is for ten years. The grant of the stock option and issuance of a stock option agreement related to the grant is conditioned upon the approval of the 2020 Plan by our stockholders, which we intend to seek at our next meeting of stockholders. Also, Executive will be eligible for additional equity-based incentive awards under our equity compensation plans as administered by the Committee.

Benefits.  The Company will provide the Executive retirement and other benefits as are customarily provided to similarly situated executives of the Company, including paid vacation, coverage under the Company’s medical, life, disability and other insurance plans, and reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policy.

Termination. The Company or Executive may terminate the Agreement prior to the expiration of its Term at any time upon written notice.

Effect of Termination; Severance.

In the event of voluntary resignation of employment by Executive without Good Reason (as defined below) or in connection with his retirement, Executive shall be entitled to payment of his Base Salary for a period of 12 months following his resignation and shall be paid any earned but unpaid Target Bonus for the prior year; provided, that Executive is in compliance with the non-compete provisions of the Employment Agreement.

In the event of a termination of employment due to (i) death, (ii) permanent disability, (iii) by the Company for Good Cause (as defined below), or (iv) by Executive with Good Reason (as defined below), Executive shall be entitled to payment of any earned but unpaid Base Salary, Target Bonus and other benefits and unreimbursed business expenses.

In addition to the foregoing, if (i) the Company terminates Executive’s employment except for death, permanent disability or for Good Cause, or (ii) Executive terminates his employment for Good Reason (a “Qualifying Termination”), then:

(a)   Other than in connection with a Change of Control (as defined below) and provided that Executive executes and does not revoke the release attached as an exhibit to the Employment Agreement (the “Release”), we have agreed to (i) pay Executive, on a quarterly basis, his Base Salary and Target Bonus for 12 months following his termination, (ii) fully vest all of his outstanding stock options and equity awards and (iii) to the extent Executive elects to continue health coverage under our health plan under COBRA, reimburse him for premiums he pays to extend such coverage for up to 18 months following his termination; provided, however, that such reimbursement shall cease if he obtains other employment that offers group health benefits; and

(b)    With respect to a Qualifying Termination that occurs within 12 months following a Change of Control Event and provided Executive executes and does not revoke the Release, we have agreed to (i) pay Executive in a lump sum an amount equal to two times his Base Salary and Target Bonus, (ii) fully vest all of his outstanding stock options and equity awards and (iii) to the extent Executive elects to continue health coverage under our health plan under COBRA, reimburse him for the premiums he pays to extend such coverage for up to 18 months following his termination; provided, however, that such reimbursement shall cease if he obtains other employment that offers group health benefits.

Non-Competition. During his employment with the Company and for a period of 12 months thereafter, Executive may not directly or indirectly compete with the Company within the United States.

Clawbacks.  Executive’s incentive compensation will be subject to clawback regulations in effect under applicable law or stock exchange listing standards.

“Good Cause” generally includes (subject to certain cure provisions):

(i)     Executive willfully engages in acts or omissions determined to constitute fraud, breach of fiduciary duty or intentional wrongdoing or malfeasance;

(ii)     Executive is convicted of, or enters a plea of guilty or nolo contendere to charges of, any criminal violation involving fraud, theft or dishonesty;

(iii)     Executive is convicted of, or enters a plea of guilty or nolo contendere to charges of, any non-vehicular felony which has or is substantially likely to have a material adverse effect on Executive’s ability to carry out his duties under the Employment Agreement or on the reputation or activities of the Company;

(iv)     Executive habitually abuses alcohol, illegal drugs or controlled substances or non-prescribed prescription medicine, and such abuse materially and adversely interferes with the performance of the Executive’s duties and responsibilities to the Company;

(v)     Executive materially breaches the terms of any agreement between Executive and the Company relating to Executive’s employment;

(vi)     Executive engages in acts or omissions constituting gross negligence by Executive in the performance (or non-performance) of his duties; or

(vii)     Executive materially fails in the performance of his duties and/or responsibilities on behalf of the Company.

“Good Reason” generally means (subject to certain cure provisions):

(i)     the diminution of any duties, responsibilities, and authorities inconsistent in any respect with the Executive’s position as a Co-Chief Executive Officer;

(ii)     any failure by the Company to comply with any of the compensation provisions of the Employment Agreement (except for isolated, insubstantial and inadvertent failure not occurring in bad faith and which are remedied by the Company);

(iii)     the Company materially breaches the terms of any agreement between the Executive and the Employer relating to the Executive’s employment, or materially fails to satisfy the conditions and requirements of the Employment Agreement; or

(iv)     a resignation by the Executive for any reason within ninety (90) days after a Change in Control Event. A “Change in Control Event” means:

(a)     Any transaction in which shares of voting securities of the Company represent more than 50% of the total combined voting power of all outstanding voting securities of the Company are issued by the Company, or sold or transferred by the stockholders of the Company;

(b)     The merger or consolidation of the Company with or into another entity resulting in those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such transaction ceasing to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the surviving corporation or resulting entity immediately after such merger or consolidation; or

(c)     The sale of all or substantially all of the Company’s assets unless those persons or entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such asset sale continue to beneficially own voting securities of the purchasing entity representing more than 50% of the total combined voting power after the sale.

2. Adoption of 2020 Long-Term Incentive Plan

On November 16, 2020, our Board of Directors adopted the Midwest Holding Inc. 2020 Long-Term Incentive Plan (the “2020 LTIP”), subject to the approval and adoption by our stockholders at the next stockholder meeting.

If the 2020 LTIP is approved by stockholders, we intend to file, pursuant to the Securities Act of 1933 (the “Securities Act”), a registration statement on Form S-8 to register the shares available for delivery under the 2020 LTIP.

Summary of Principal Terms of 2020 LTIP

The following is a summary of the material features of the 2020 LTIP. This summary is qualified in its entirety by reference to the full text of the 2020 LTIP, a copy of which is filed as an exhibit to this Report on Form 8-K. The 2020 LTIP expires on November 16, 2030, and no awards may be granted under the 2020 LTIP after that date. However, the terms and conditions of the 2020 LTIP will continue to apply after that date to all 2020 LTIP awards granted prior to that date until they are no longer outstanding.

The purposes of the 2020 LTIP are to create incentives which are designed to motivate participants to put forth maximum effort toward our success and growth and to enable us to attract and retain experienced individuals who, by their position, ability and diligence are able to make important contributions to our success, and thereby to enhance shareholder value.

Under the 2020 LTIP, we may grant stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, performance bonuses, stock awards and other incentive awards to our employees or those of our subsidiaries or affiliates, subject to the terms and conditions set forth in the 2020 LTIP. We may also grant nonqualified stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, stock awards and other incentive awards to any persons rendering consulting or advisory services and non-employee directors, subject to the conditions set forth in the 2020 LTIP. Generally, all classes of our employees are eligible to participate in the 2020 LTIP.

The 2020 LTIP provides that a maximum of 350,000 shares of our voting common stock (“common stock”) may be issued in conjunction with awards granted under the 2020 LTIP. Shares of common stock forfeited or settled in cash will be available for deliver pursuant to other awards. Shares of common stock withheld or tendered by the participant to satisfy exercise prices or tax withholding obligations will be deemed to have been used and not be available for delivery pursuant to other awards.

One of the requirements for the favorable tax treatment available to incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”), is that the 2020 LTIP must specify, and our stockholders must approve, the maximum number of shares available for issuance pursuant to incentive stock options. As a result, in order to provide flexibility, the 2020 LTIP provides that up to 350,000 shares of common stock may be issued pursuant to incentive stock options. The shares issued under the 2020 LTIP will be authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares.

Administration

Our Board or a committee appointed by the Board administers the 2020 LTIP. Except as set forth in the 2020 LTIP, the committee will serve at the pleasure of the Board. Our Board has appointed the Committee to administer the 2020 LTIP at this time.

With respect to awards to be made to any of our non-employee directors, the Committee will determine:

•	which of such persons should be granted awards;

•	the terms of proposed grants or awards to those selected to participate;

•	the exercise price for options and stock appreciation rights;

•	any limitations, restrictions and conditions upon any awards; and

•	rules for the administration of the 2020 LTIP and resolution of any disputes that may arise under the 2020 LTIP.

In connection with the administration of the 2020 LTIP, the Committee, with respect to awards to be made to any officer, employee or consultant who is not one of our non-employee directors, will:

•	determine which employees and other persons will be granted awards under the 2020 LTIP;

•	grant the awards to those selected to participate;

•	determine the exercise price for options and stock appreciation rights; and

•	prescribe any limitations, restrictions and conditions upon any awards.

In addition, our Committee will:

•	interpret the 2020 LTIP; and

•	make all other determinations and take all other actions that may be necessary or advisable to implement and administer the 2020 LTIP.

Types of Awards

The 2020 LTIP permits the Committee to make several types of awards and grants, including awards of shares of restricted stock, awards of restricted stock units, the grant of options to purchase shares of our common stock, awards of stock appreciation rights (“SARs”), awards of performance units, awards of performance bonuses, stock awards and other incentive awards.

Restricted Stock. Restricted shares of our common stock may be granted under the 2020 LTIP subject to such terms and conditions, including forfeiture and vesting provisions, time and performance based restrictions, and restrictions against sale, transfer or other disposition as the Committee may determine to be appropriate at the time of making the award. In addition to or in lieu of any time vesting conditions determined by the Committee, vesting and/or the grant of restricted stock awards may be subject to our achievement of specified performance criteria. In addition, the Committee may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition. Shares of restricted stock will generally vest upon the occurrence of a change of control.

Restricted Stock Units. A restricted stock unit entitles the recipient to receive a payment from us, following the lapse of restrictions on the award, equal to the fair market value of a share of our common stock. The 2020 LTIP provides for payment in the form of shares of our common stock or cash. Restricted stock units may be granted under the 2020 LTIP subject to such terms and conditions, including forfeiture and vesting provisions, as well as time and performance based restrictions, as the Committee may determine to be appropriate at the time of making the award. In addition to or in lieu of any time vesting conditions determined by the Committee, vesting and/or the grant of restricted stock units may be subject to our achievement of specified performance criteria. Restricted stock units would generally vest upon the occurrence of a change of control.

The 2020 LTIP also permits the Committee to grant tandem cash dividend rights or dividend unit rights with respect to restricted stock units. A cash dividend right is a contingent right to receive an amount in cash equal to the cash distributions made by us with respect to a share of our common stock during the period the tandem restricted stock unit is outstanding. A grant of cash dividend rights may provide that such cash payments shall be paid directly to the participant at the time of payment of the related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem restricted stock unit award (with or without interest in the discretion of the Committee), or be subject to such other provisions or restrictions as determined in the discretion of the Committee. A dividend unit right is a contingent right to have an additional number of restricted stock units credited to a participant in respect of a restricted stock unit award equal to the number of shares of our common stock that could be purchased at fair market value with the amount of each cash distribution made by us with respect to a share of our common stock during the period the tandem restricted stock unit is outstanding. A grant of dividend unit rights shall be subject to the same vesting and payment provisions as the tandem restricted stock unit award.

Stock Options. Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of common stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under the 2020 LTIP will be determined by the Committee at the time of the grant. The Committee will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, the Committee may, in its discretion, impose limitations on the exercise of all or some options granted under the 2020 LTIP, such as specifying minimum periods of time after grant during which options may not be exercised. The 2020 LTIP generally provides for acceleration of the right of a participant to exercise his or her stock option in the event we experience a change of control.

The 2020 LTIP provides that the stock options may either be incentive stock options within the meaning of Section 422 of the Code, or nonqualified options, which are stock options other than incentive stock options.

Incentive Stock Options. Incentive stock options may be granted only to our employees or employees of our subsidiaries and must be granted at a per share exercise price not less than the fair market value of common stock on the date the incentive stock option is granted. In the case of an incentive stock option granted to a stockholder who owns shares of our outstanding stock of all classes representing more than 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share exercise price may not be less than 110% of the fair market value of the common stock on the date the incentive stock option is granted and the term of such option may not exceed five years. As required by Section 422 of the Code, the aggregate fair market value, determined at the time an incentive stock option is granted, of common stock with respect to which incentive stock options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000.

Nonqualified Options. Nonqualified options are stock options which do not qualify as incentive stock options under Section 422 of the Code. Nonqualified options may be granted to directors and consultants, as well as to employees, or those directors, consultants, and employees of subsidiaries in which we have a controlling interest. The exercise price for nonqualified options will be determined by the Committee at the time the nonqualified options are granted but may not be less than the fair market value of our common stock on the date the nonqualified option is granted. Nonqualified options are not subject to any of the restrictions described above with respect to incentive stock options.

The 2020 LTIP provides that the exercise price of stock options may be paid (1) in cash, (2) subject to the prior approval by the Committee, in whole shares of common stock, (3) subject to the prior approval by the Committee, by withholding shares of common stock which otherwise would be acquired on exercise, or (4) subject to the prior approval by the Committee, by a combination of the foregoing, equal in value to the exercise price. The Committee may also permit a stock option to be exercised by a broker-dealer acting on behalf of a participant through procedures approved by the Committee, as applicable.

Stock Appreciation Rights. Awards of SARs entitle the recipient to receive a payment from us equal to the amount of any increase in the fair market value of the shares of our common stock subject to the SAR award between the date of the grant of the SAR award and fair market value of these shares on the exercise date. The 2020 LTIP provides for payment in the form of shares of our common stock or cash. The 2020 LTIP generally provides for acceleration of the right of a participant to exercise his or her SAR in the event we experience a change of control.

Performance Unit Awards. Performance units entitle the recipient to receive a certain target, maximum or minimum value in cash or common stock per unit upon the achievement of performance goals established by the Committee.

Performance Bonuses. A performance bonus entitles the recipient to receive a cash bonus upon the attainment of one or more performance targets established by the Committee. The 2020 LTIP permits payment of performance bonuses in the form of cash or our common stock.

Stock Awards. A stock award entitles the recipient to shares of our common stock not subject to vesting or forfeiture restrictions. Stock awards are awarded with respect to such number of shares of our common stock and at such times as the Committee may determine, and the Committee may require a participant to pay a stipulated purchase price for each share of our common stock covered by a stock award.

Other Incentive Awards. The 2020 LTIP permits the grant of other incentive awards based upon, payable in or otherwise related to, in whole or in part, shares of our common stock if the Committee determines that such other incentive awards are consistent with the purposes of the 2020 LTIP. Such other incentive awards may include, but are not limited to, common stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, awards with value and payment contingent upon our performance or any other factors designated by the Committee, and awards valued by reference to the book value of our common stock or the value of securities or the performance of specified subsidiaries. Long-term cash awards are also permitted under the 2020 LTIP. Cash awards are also permitted as an element of or a supplement to any awards permitted under the 2020 LTIP. Awards are permitted in lieu of obligations to pay cash or deliver other property under the 2020 LTIP or under other plans or compensation arrangements, subject to any applicable provision under Section 16 of the Exchange Act.

Transferability

Awards under the 2020 LTIP are not transferrable other than by will or by the laws of descent and distribution. Nonqualified Options are transferable on a limited basis, only with prior approval or authorization of the Committee. In no event may a stock option be exercised after the expiration of its stated term.

Termination

Stock options, restricted stock, restricted stock units, SARs, performance units, performance bonuses and other incentive awards which have not vested will generally terminate immediately upon the holder’s termination of employment with us or any of our subsidiaries or affiliates, unless the Committee specifies otherwise in an award agreement or elects to accelerate the vesting of the award. Unless the Committee specifies otherwise in an award agreement, if an employee’s employment with us or any of our subsidiaries or affiliates terminates as a result of death or disability, the employee (or personal representative in the case of death) may exercise any vested incentive stock options for a period of up to one year after such termination and any vested nonqualified option during the remaining term of the option. Unless the Committee specifies otherwise in an award agreement, if an employee’s employment with us or any of our subsidiaries or affiliates terminates for any other reason, the employee may exercise any vested option for a period of up to three months after such termination. Unless the Committee specifies otherwise in an award agreement, if a consultant ceases to provide services to us or any of our subsidiaries or affiliates or a director terminates service as our director, the unvested portion of any award will be forfeited unless otherwise accelerated by the Committee. Unless the Committee specifies otherwise in an award agreement, a consultant or director may have three years following the date he or she ceases to provide consulting services or ceases to be a director, as applicable, to exercise any nonqualified options which are otherwise exercisable on the date of termination of service. No stock option or SAR may be exercised following the expiration date of the stock option or SAR.

Dilution; Substitution

The 2020 LTIP provides protection against substantial dilution or enlargement of the rights granted to holders of awards in the event of stock splits, recapitalizations, mergers, consolidations, reorganizations or similar transactions. The 2020 LTIP provides that, upon the occurrence of a change of control event, the Committee would have discretion, without the consent of any participant or holder of an award, to the extent permitted by applicable law, to cancel awards and make payments in respect thereof in cash; replace awards with other rights or property selected by the Committee; provide that awards will be assumed by a successor or survivor entity (or a parent or subsidiary thereof) or be exchanged for similar rights or awards based on the equity of the successor or survivor (or a parent or subsidiary thereof); adjust outstanding awards as appropriate to reflect the change of control event; accelerate any vesting schedule to which an award is subject; provide that awards are payable; and/or provide that awards terminate upon such event.

Amendment

The Board may amend the 2020 LTIP, or any part of the 2020 LTIP, at any time and for any reason. However, stockholder approval must be obtained if the amendment would (i) materially increase the number of shares that may be issued under the 2020 LTIP, (ii) materially modify the requirements as to eligibility for participation in the 2020 LTIP, (iii) materially increase the benefits to participants provided by the 2020 LTIP, (iv) decrease the exercise price for an outstanding stock option or SAR, or (v) must otherwise be approved by the stockholders in order to comply with national securities exchange rules.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2020, our Board approved amendments to our Amended and Restated Bylaws to provide that the Board may appoint, in its discretion, one or two Chief Executive Officers and that the same person may hold more than one office. The above is a summary of the amendments to the Amended and Restated Bylaws. This summary is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as an exhibit to this Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit
No.	Description
3.1	Amended and Restated Bylaws (adopted November 16, 2020).
10.1	Employment Agreement between Midwest Holding Inc. and Michael Minnich dated November 16, 2020.
10.2	Employment Agreement between Midwest Holding Inc. and A. Michael Salem dated November 16, 2020.
10.3	Midwest Holding Inc. 2020 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 18, 2020

MIDWEST HOLDING INC.

	By:	/s/ Mark A. Oliver
Name: Mark A. Oliver
Title: President